UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Middlesex Water Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1500 Ronson Road
Iselin, New Jersey 08830-0452
NASDAQ Stock Market Symbol: MSEX

April 10, 2012

Dear Shareholder:

You are cordially invited to attend Middlesex Water Company’s Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, May 22, 2012 at 11:00 a.m. at the Company’s headquarters, 1500 Ronson Road, Iselin, New Jersey.

At the meeting, you will be asked to elect two directors, to ratify the appointment by the Audit Committee of our independent registered public accounting firm, to approve a nonbinding advisory resolution approving the compensation of our named executive officers, and to transact any other business that may properly be brought before the Annual Meeting. In addition to specific matters being voted on, management will report on company activities. We welcome this opportunity to meet with our shareholders and look forward to your comments and questions. Information about the meeting is presented in the following Notice of Annual Meeting of Shareholders and Proxy Statement which you are urged to carefully read.

In accordance with the Securities and Exchange Commission (SEC) rules, we are furnishing proxy materials to our shareholders over the Internet. On or about April 10, 2012 we expect to mail our shareholders a notice containing instructions on how to access our Proxy Statement and Annual Report to Shareholders and vote online or by telephone. The notice also provides instructions on how you can request a paper copy of these documents if you desire. You may read, print and download our Annual Report and Proxy Statement by visiting the Investor Relations section of our website at www.middlesexwater.com. Utilizing Internet delivery reduces printing and postage costs, minimizes our impact on the environment and helps preserve our natural resources.

We appreciate your continued interest and participation in the affairs of the Company and look forward to seeing you on May 22nd.

Sincerely,

Dennis W. Doll Chairman of the Board

A Provider of Water, Wastewater and Related Products and Services

Shareholders can help avoid the necessity and expense of follow-up letters to ensure that a quorum is present at the Annual Meeting by promptly voting their shares.

YOU MAY VOTE YOUR SHARES IN ANY OF THE FOLLOWING WAYS:

1.           If you received a printed proxy card, mark, sign, date and return the proxy card (see instructions on the Proxy Materials Notice on how to request a printed proxy card);

2.           Call the toll free telephone number shown at the website address listed on your Notice of Internet Availability of Proxy Materials (NOIA) or on your proxy card to vote by phone;

3.           Visit the website shown on your NOIA or on the proxy card to vote via the Internet; or

4.           Vote in person at the Annual Meeting (if you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the stockholder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting.

Shareholders are invited to view the Investor Relations section of our website at www.middlesexwater.com and the following website www.proxyvote.com to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time, on May 21, 2012. (Shareholders will need the 12digit control number from the proxy card or NOIA to view proxy materials at www.proxyvote.com)

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1500 Ronson Road Iselin, New Jersey 08830-0452

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

The Annual Meeting of Shareholders (the “Annual Meeting”) of Middlesex Water Company will be held at 11:00 a.m., Tuesday, May 22, 2012 at the Company’s headquarters, 1500 Ronson Road, Iselin, New Jersey for the following purposes:

1.	To elect the two nominees to the Board of Directors named in the attached proxy statement, in each case, until their respective successors are elected and qualify.

2.	To ratify the appointment of ParenteBeard LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

3.	To approve a nonbinding advisory resolution approving the compensation of our named executive officers.

We may also transact any other business that may properly be brought before the Annual Meeting.

The Board of Directors has fixed the close of business on March 26, 2012 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. If you received a paper copy of the proxy card or voting instruction by mail, you can vote by signing, dating, and returning the enclosed proxy card or voting instruction. Registered shareholders and participants in plans holding shares of our Common Stock may vote by telephone or over the Internet. Instructions for using these convenient services are set forth in the instructions for voting that are attached to the proxy card. Beneficial owners of shares of Common Stock held in street name through a bank or brokerage account should follow the enclosed voting instruction for voting their shares.

Please note that in the absence of specific instructions as to how to vote, brokers may not vote your shares on the election of directors or the nonbinding proposal regarding the compensation of our executive officers. Please return your proxy card so your vote can be counted. I hope you are able to attend the Meeting, but even if you cannot, please vote your shares as promptly as possible. Thank you.

Sincerely,

KENNETH J. QUINN Vice President, General Counsel, Secretary and Treasurer

Iselin, New Jersey

April 10, 2012

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ANNUAL MEETING OF SHAREHOLDERS
MAY 22, 2012

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting of Middlesex Water Company or any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors (the “Board”) has designated the Company’s headquarters, 1500 Ronson Road, Iselin, New Jersey as the place of the Annual Meeting. The Meeting will be called to order at 11:00 a.m. Eastern Daylight Time on Tuesday, May 22, 2012.

The Board is making these materials available to you on the Internet or, upon your request, delivering printed versions of these materials to you by mail. On or about April 10, 2012 we expect to mail a notice to shareholders containing instructions on how to access the Proxy Statement and Annual Report and how to vote.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.   Who is asking for my vote and why have I received these materials? The Board of Directors of Middlesex Water Company is soliciting proxies for use at the Annual Meeting of Shareholders to be held on May 22, 2012 at the Company’s headquarters, 1500 Ronson Road, Iselin, New Jersey at 11:00 a.m. The Board asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this Proxy Statement. We are providing this proxy statement, and related proxy card to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. The form of proxy and our Annual Report to Shareholders for the year ended December 31, 2011 are expected to be made available via the Internet to our shareholders on or about April 10, 2012.

2.  What is a proxy? A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document is called a proxy or a proxy card. Steven M. Klein and Walter G. Reinhard have been designated as proxies or proxy holders for the Annual Meeting. Proxies properly executed and received by our Corporate Secretary prior to the Annual Meeting and not revoked will be voted in accordance with the terms thereof.

3. How are other proxy materials being furnished? Under rules adopted by the U.S. Securities and Exchange Commission (SEC), we have chosen to furnish our proxy materials, including this Proxy Statement and the Annual Report to Shareholders, to our shareholders over the Internet and to provide a Notice of Internet Availability (NOIA) of proxy materials by mail, rather than mailing a full set of the printed proxy materials. As a result of the Notice and Access rule, Middlesex Water is able to reduce printing and postage costs, as well as minimize our impact on the environment and help preserve our natural resources. If you receive a NOIA, you will not receive a printed copy of our proxy materials in the mail unless you request them by following the instructions provided in the NOIA. Instead, the NOIA instructs you how to access and review all of the important information contained in the Proxy Statement and Annual Report to Shareholders. The NOIA also explains how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions in the NOIA.

4. Who is entitled to vote? Shareholders of record at the close of business on March 26, 2012, which we refer to as the record date, are entitled to notice of, and to vote at, the Annual Meeting. As of such date, there were 15,703,480 shares of Middlesex Water Company common stock outstanding, each entitled to one vote. A complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder of record at our offices at 1500 Ronson Road, Iselin, NJ 08830 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any shareholder of record at the Annual Meeting.

5. How do I vote: You may vote in any of the following ways:

•	By mail -If you received a printed proxy card, mark, sign, date and mail the proxy card (see instructions on the Proxy Materials Notice on how to request a printed proxy card);

•	By phone -Call the toll free telephone number shown at the website address listed on your Proxy Materials Notice or on your proxy card;

•	By Internet -Visit the website shown on your Proxy Materials Notice or on the proxy card to vote via the Internet; or

•	In person Vote in person at the Annual Meeting (if you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the stockholder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting.

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Please have your Proxy Materials Notice or proxy card in front of you when voting by telephone or the Internet. It contains important information that is required to access the system.

6. What is the difference between a “record holder” and an owner holding shares in “street name?” If your shares are registered directly in your name, you are a “record holder.” You are a record holder if you hold a stock certificate or if you have an account directly with our transfer agent, Registrar & Transfer Company. If your shares are held in a brokerage account, by a broker, bank or other holder of record, your shares are held in “street name” and you are considered the beneficial owner of those shares.

7. How are Proxies Used? All shares that have been properly voted, whether by Internet, telephone or mail, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. The Board recommends a vote for the election of two director nominees named in this Proxy Statement, the ratification by the Audit Committee of the appointment of the independent registered public accounting firm; and the approval of the nonbinding advisory resolution approving the compensation of our named executive officers. If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet, telephone or mail, the persons named as proxies in the proxy card will have the discretion to vote on those registered matters for you. At the date we filed this Proxy Statement with the SEC, we do not know of any other matters to be raised at the Annual Meeting.

8. What am I voting on? You are voting on the following items of business:

•	To elect two (2) nominees to the Board of Directors named in the attached proxy statement
•	To ratify the appointment of ParenteBeard LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2012;
•	To approve a nonbinding advisory resolution approving the compensation of our named executive officers
•	To transact any other business that may properly be brought before the Annual Meeting.

9. How many votes must be present to hold the Meeting? In order for the Annual Meeting to be conducted, a majority of the outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum.

10. What vote is needed to elect the two directors? Directors are elected (Proposal 1) by a plurality of votes cast by shareholders present in person or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors. Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter.

11. What vote is needed to ratify the appointment of ParenteBeard LLC? The ratification of the appointment by the Audit Committee of ParenteBeard LLC (Proposal 2) requires the affirmative vote of the majority of the votes cast by shareholders present in person or by proxy at the Annual Meeting.

12. What vote is needed to approve a nonbinding advisory resolution approving the compensation of our named executive officers? The approval of the nonbinding advisory resolution regarding the compensation of our named executive officers (Proposal 3) requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal.

13. What are the voting recommendations of the Board? For the reasons set forth in more detail later in this Proxy Statement, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE:

•	FOR THE PROPOSED NOMINEES FOR THE BOARD OF DIRECTORS
•	FOR THE RATIFICATION OF THE APPOINTMENT OF PARENTEBEARD LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
•	FOR THE NONBINDING ADVISORY PROPOSAL REGARDING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

14. How will my shares be voted if I do not provide instructions to my broker? It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker, bank or other nominee does not have discretion under the rule of the New York Stock Exchange (the “NYSE”) to vote on a matter without instructions from the beneficial owner of the shares and has not received such instructions. In these cases, non-voted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum. Accordingly, if the quorum is present at the meeting, non-voted shares concerning a particular proposal will not affect the outcome of that proposal.

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Please note that your bank, broker or other nominee may not vote your shares with respect to matters considered non-routine (i) the election of the two nominees for director, and (ii) the nonbinding proposal regarding the approval of the compensation of our named executive officers in the absence of your specific instructions as to how to vote with respect to these matters. Under the NYSE rules as currently in effect, brokers, banks or other nominees have discretionary voting power to vote without receiving voting instructions from the beneficial owner on “routine” matters but not on “nonroutine” matters. Under the rules of the NYSE, routine matters include, among other things, the ratification of appointment of the independent registered public accounting firm. “Non-routine” matters include the election of directors, whether contested or not. This means that if you hold your shares through a broker, bank or other nominee, and you do not provide voting instructions by the tenth day before the Annual Meeting, the broker, bank or other nominee has the discretion to vote your shares on the “routine” matter, but not on any “non-routine” matters.

Please return your proxy card so your vote can be counted.

15. How are abstentions and broker nonvotes counted? For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast “for” or “against” are included. As described above, where brokers do not have discretion to vote or did not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Meeting, will be treated as present for purposes of determining whether a quorum is present at the Meeting. Broker non-votes and withheld votes will not be included in the vote total for the proposal to elect the nominees for director and will not affect the outcome of the vote for these proposals. In addition, under New Jersey corporation law, abstentions are not counted as votes cast on a proposal. Therefore, abstentions and broker non-votes will not count either in favor of or against the nonbinding proposal regarding the approval of the compensation of our named executive officers, or the ratification of the appointment of ParenteBeard LLC.

16. What if I change my vote after I have voted? Whether you vote by telephone, Internet or by mail, you may later change or revoke your proxy at any time before it is exercised by: (a) submitting a properly signed proxy with a later date; (b) voting by telephone on the Internet at a later time; or (c) by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy, unless you specifically request it. You may change your proxy instructions for shares in “street name” by submitting new voting instructions to your broker or nominee.

17. Who will count the vote? Votes will be counted by representatives of Broadridge Financial Solutions, Inc. who will tally the votes and certify the results.

18. Who can attend the Annual Meeting? All shareholders of record as of the close of business on March 26, 2012 can attend the meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first arrival basis. Shareholders are not permitted to bring cameras, recording devices or other electronic devices to the Meeting.

19. Will there be a management presentation at the Annual Meeting? Yes. Management will give a brief presentation during the meeting.

20. When are shareholder proposals due for the 2013 Annual Meeting? Should a shareholder intend to present a proposal at the Annual Meeting to be held in the year 2013, you must submit your proposal to the Secretary of the Company at 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452, not later than December 12, 2012, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2013 Annual Meeting.

21. How will I learn the result of the vote? Announcement of the preliminary voting results will occur at the Annual Meeting and issued in a press release and filed on form 8K on or about May 23, 2012.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of eight members divided into three classes with staggered three-year terms. J. Richard Tompkins, a Class III director, Chairman of the Board from 19902010 and President from 1981-2003 retired as a Director upon the expiration of his term in May 2011 and the Corporate Governance and Nominating Committee did not nominate a replacement for Mr. Tompkins. Two individuals have been recommended to the Board as candidates for election as directors at the Annual Meeting of Shareholders. They are John C. Cutting and Dennis W. Doll. The present terms of Class I directors expire at the year 2012 Annual Meeting. Class I candidates are to be elected each to hold office until the Annual Meeting of Shareholders in the year 2015, and until their respective successors are elected and qualified. Each of the nominees is currently serving as a director of the Company and has been previously elected by our shareholders. There were no nominee recommendations from shareholders or from any group of shareholders submitted in accordance with regulations of the SEC.

All of the nominees proposed by the Board have consented to serve if elected. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares each proxy represents for all of the nominees for election as directors.

Directors shall be elected by a plurality of the votes cast at the election. If at the time of the meeting any of the nominees listed should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of Directors constituting a full Board is reduced.

There is shown as to each nominee, and as to each Director whose term of office will continue after the year 2012 Annual Meeting, his or her age as of the date of the Annual Meeting, Class, period of service as a Director of the Company, and business experience during the last five years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1, THE ELECTION OF JOHN C. CUTTING AND DENNIS W. DOLL.

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NOMINEES FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING IN 2015

Name, Period Served
as Director and Age	Business Experience During Past Five Years and Other Affiliations

Retired, formerly Senior Engineer, Science Applications International Corporation, specialists in information, energy and military systems, Pittsburgh, Pennsylvania.
John C. Cutting
Class I Director
since 1997
Age 75

Chairman, President and CEO of Middlesex Water Company since May 2010, Vice Chairman 2009-2010, President, CEO and Director of Middlesex Water Company since 2006. Executive Vice President since November 2004. Director and Chairman, Tidewater Utilities, Inc. (TUI), Tidewater Environmental Services, Inc.; White Marsh Environmental Systems, Inc., (a subsidiary of TUI); Pinelands Water Company and Pinelands Wastewater Company; Utility Service Affiliates, Inc., and Utility Service Affiliates (Perth Amboy) Inc. since January 1, 2006. Director, New Jersey Utilities Association, National Association of Water Companies and Water Research Foundation.
Dennis W. Doll
Class I Director
since 2006
Age 53

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DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE IN 2013

(Not subject to election this year)

Name, Period Served
as Director and Age	Business Experience During Past Five Years and Other Affiliations

Chief Operating Officer and Chief Financial Officer of Northfield Bancorp, Inc.; Board of Trustees, CentraState Medical Center; Member of the American Institute of Certified Public Accountants, New Jersey Society of Certified Public Accountants and America’s Community Bankers.
Steven M. Klein
Class II Director
since 2009
Age 46

President and CEO of Children’s Specialized Hospital, the largest pediatric rehabilitation hospital in the country. Director, New Jersey Chamber of Commerce, DEVCO New Brunswick Development Corp., New Jersey Hospital Association and the National Association of Children’s Hospitals and Related Institutions.
Amy B. Mansue Class II Director since 2010 Age 47

Partner, Law Firm of Norris, McLaughlin & Marcus, P.A. of Bridgewater, New Jersey, since 1984. Director, Fanwood-Scotch Plains YMCA. (1)
Walter G. Reinhard, Esq.
Class II Director
since 2002
Age 66

(1) Norris, McLaughlin & Marcus, P.A., provides legal services to the Company in the areas of corporate and regulatory matters.

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DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE IN 2014

(Not subject to election this year)

Name, Period Served
as Director and Age	Business Experience During Past Five Years and Other Affiliations

Professional Engineer licensed in the State of New Jersey; Principal, Omni Environmental LLC, which provides environmental consulting services to clients in the public and private sectors. Director, Association of Environmental Authorities from 2005-2011, Professional affiliations include American Society of Civil Engineers, the American Water Resources Association, the National Society of Professional Engineers and the Water Environment Federation.

James Cosgrove, Jr. P.E. Class III Director since 2010 Age 48

Engaged in Private Practice, Infectious Diseases; formerly Chair of the Department of Medicine and former Chief Medical Officer of Raritan Bay Medical Center. Master of American College of Physicians; Fellow, Infectious Diseases Society of America.

John R. Middleton, M.D. Class III Director since 1999 Age 67

Managing Partner, JGT Management Co., LLC, a management and investment firm, since 2003 and formerly a Partner of Jacobson, Goldfarb & Tanzman Associates, a commercial real estate brokerage firm, since 1972. Director, Raritan Bay Medical Center and Director, The Provident Bank.
Jeffries Shein Class III Director since 1990 Age 72

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GOVERNANCE GUIDELINES AND BOARD MATTERS

General Information

Management of the Company is under the general direction of the Board of Directors who are elected by the shareholders. Our business and affairs are managed under the direction of the Board in accordance with the New Jersey Business Corporation Act and our Certificate of Incorporation and By-laws. Members of the Board are kept apprised of our business through discussions with the Chairman and Chief Executive Officer and other officers, by reviewing briefing materials and other relevant information provided to them, and by participating in meetings of the Board and its Committees.

Board Size

The Board shall consist of not less than five nor more than twelve members in accordance with the By-laws.

Board Meetings and Attendance at Annual Meeting of Shareholders

The frequency and length of Board meetings as well as agenda items are determined by the Chairman and Committee Chairs with input from the directors. Meeting schedules are approved by the full Board.

The Board of Directors holds monthly meetings and meets on other occasions when required in special circumstances. The Board of Directors held twelve meetings and the Board Committees held twenty-one meetings during fiscal year 2011. Each incumbent Director attended 90% or more of the total number of meetings of the Board and Committees on which each served. All of the directors serving at the time of the fiscal year 2011 Annual Meeting of Shareholders held in May 2011 attended that meeting.

Executive Sessions

The nonmanagement directors shall periodically meet without management in executive session. The Lead Director is designated to preside at the executive sessions unless the Chairman of the Board is specifically invited to participate.

Board Standards of Independence

The Company’s Common Stock is listed on the NASDAQ Global Select Market. NASDAQ listing rules require that a majority of the Company’s directors be “independent directors” as defined by NASDAQ corporate governance standards. “Independent Director” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. For purposes of this rule, “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

As defined by NASDAQ corporate governance requirements, a member of the Board is not independent if:

•	The director is, or at any time during the past three years, has been employed by the Company.
•	The director has accepted or has a family member that has accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence.
•	The director is a family member of an individual who is, or at any time during the past three years was, employed by the company as an Executive Officer.
•	The director is, or has a Family Member who is, a partner in, or a controlling Shareholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more.
•	The director is, or has a family member who is, employed as an Executive Officer of any other entity where at any time during the past three years any of the Executive Officers of the Company serve on the compensation committee of such other entity.
•	The director is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

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With the exception of Mr. Doll, the Chairman of the Board, President and Chief Executive Officer, the Board has determined that each member of the Board is independent under the NASDAQ listing standards.

The Board based these determinations primarily on a review of the responses of the Directors to questions regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business.

The Board reviewed the related party transactions between Walter G. Reinhard, Esq., an attorney for Norris, McLaughlin & Marcus, P.A., and the Company. Mr. Reinhard was a member of the Capital Improvement Committee, and serves as Chair of the Corporate Governance and Nominating Commitee and is a member the Pension Committee. The Company paid Norris, McLaughlin & Marcus, $17,070 for legal services during 2011. The amount paid represents less than 0.03% of Norris, McLaughlin & Marcus P.A. fee revenue. Mr. Reinhard is not a controlling shareholder of the firm. Based upon the foregoing, and in connection with the definition of “Independent Director” under the NASDAQ Listing Guidelines, the Board determined that Mr. Reinhard was an independent director in 2011.

Board Leadership Structure

The Board does not have a formal policy on whether or not the role of the Chief Executive Officer and Chairman of the Board should be separate or, if it is to be separate, whether the Chairman should be selected from the nonemployee directors or be an employee. Currently we operate with one individual, Mr. Doll, serving as Chairman of the Board, President and Chief Executive Officer coupled with a strong independent Lead Director and independent standing Board committees. The Board believes that combining the Chairman of the Board, President and Chief Executive Officer positions is the appropriate corporate governance structure for us at this time because it most effectively utilizes Mr. Doll’s extensive utility and management experience and knowledge regarding the Company, as well as his capabilities in effectively identifying strategic priorities and leading discussions on, and execution of, the Company’s strategy.

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Mr. Doll was elected by the Board as President and Chief Executive Officer in 2006 and Chairman of the Board on May 25, 2010. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry.

Lead Director

In order to ensure that the independent directors play a leading role in our current leadership structure, the Board established the position of Lead Director in June 2010 and named Jeffries Shein to the position. Mr. Shein, director since 1990, is Chair of the Compensation Committee and serves on the Corporate Governance and Nominating, and Ad Hoc Pricing Committees.

The Lead Director has the following responsibilities:

•             Advises the Chairman as to an appropriate schedule of Board meetings;

•             Reviews and provides the Chairman with input regarding the agenda for Board meetings;

•             Presides at all meetings at which the Chairman is not present, including executive sessions of the independent directors, and apprises the Chairman of the issues considered;

•             Is available for consultation and direct communication with the Company’s shareholders and other members of the Board;

•             Calls meetings of the independent directors when necessary and appropriate;

•             Performs such other duties as the Board may from time to time delegate.

As part of our Board’s annual assessment process, the Board evaluates our board leadership structure to ensure that it remains appropriate. The Board recognizes that there may be circumstances in the future that would lead it to separate the roles of Chief Executive Officer and Chairman of the Board, but believes that the absence of a formal policy requiring either the separation or combination of the roles of Chairman and Chief Executive Officer provides the Board with the flexibility to determine the best leadership structure as conditions potentially change in the future.

Shareholder Communications with the Board

Any shareholder wishing to communicate with a Director may do so by contacting the Company’s Corporate Secretary, who will forward to the Director a written, email, or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

Board Committees

The Company’s Board of Directors maintains a number of standing committees to assist with the performance of its responsibilities. These committees and their members during 2011 are described below:

The number, structure and function of Board Committees are reviewed periodically by the Corporate Governance and Nominating Committee. The Committees regularly report to the Board on their proceedings and deliberations. The Committees also bring to the Board for consideration those matters and decisions which the Committees judge to be of special significance.

NAME	AUDIT	CAPITAL IMPROVEMENT▲	COMPENSATION	CORPORATE GOVERNANCE AND NOMINATING	PENSION	AD HOC PRICING
James Cosgrove, Jr.		X		X	X	X
John C. Cutting	X	X*			X*	X
Steven M. Klein	X*+		X		X
Amy B. Mansue	X		X	X
John R. Middleton, M.D.	X		X	X
Walter G. Reinhard		X		X*	X
Jeffries Shein			X*	X	X	X
J. Richard Tompkins**		X		X	X	X

▲	In December 2011, upon recommendation of the Corporate Governance and Nominating Committee, the Board determined to eliminate the Capital Improvement Committee, as a separate board committee, effective 2012.

 * Indicates Committee Chair

+ Indicates Audit Committee Financial Expert

** Mr. Tompkins retired from the Board effective May 24, 2011.

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Board Committee Responsibilities

Audit Committee

The Audit Committee held five meetings and three teleconferences during 2011. The Audit Committee reviews with the independent registered public accounting firm the scope of the annual audit; receives and reviews the independent registered public accounting firm’s annual report; reviews the independence of the independent registered public accounting firm, services provided by them and their fees; recommends to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report to the Securities and Exchange Commission on Form 10K; and is directly responsible for the appointment of an independent registered public accounting firm for the following calendar year.

In March 2012, the Board of Directors reapproved the written Charter for the Audit Committee which is available in the Investor Relations section of our website www.middlesexwater.com under Corporate Governance. All of the members of the Audit Committee have been determined by the Board to be independent directors as defined in the listing standards of NASDAQ.

Capital Improvement Committee

The Capital Improvement Committee held three meetings during 2011. The Capital Improvement Committee reviews and approves the Capital Budget and the longterm capital planning needs. The Committee also monitors capital projects and expenditures during the year.

In December 2011, upon recommendation of the Corporate Governance and Nominating Committee, the Board determined to eliminate the Capital Improvement Committee, as a separate board committee, effective 2012. The responsibilities of the Capital Improvement Committee will be subsumed into the Board.

Compensation Committee

The Compensation Committee held five meetings during 2011. The Compensation Committee reviews and makes recommendations to the Board of Directors as to the salaries, benefits and incentive compensation of the Executive Officers of the Company. Executive Officer incentive compensation is awarded under the Restricted Stock Plan. (Please refer to page 20 for a description of how awards are made under the Restricted Stock Plan.)

In March 2012, the Board of Directors reapproved a written Charter for the Compensation Committee which is available in the Investor Relations section of our website www.middlesexwater.com under Corporate Governance. All of the members of the Compensation Committee have been determined by the Board to be independent directors as defined in the listing standards of NASDAQ.

Compensation Committee Interlocks and Insider Participation

The members of the 2011 Compensation Committee were Steven M. Klein, Amy B. Mansue, John R. Middleton, M.D., and Jeffries Shein. During 2011, no member of the Compensation Committee was at any time an officer or employee of the Company or its subsidiaries. No current member is related to any other member of the Compensation Committee, any other member of the Board or any executive officer of the Company.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee held four meetings during 2011. The committee reviews and makes recommendations relating to the governance of the Company, risk management, the performance and composition of the Board and Board committees, succession planning and significant organization changes. The Committee makes recommendations to the Board of Directors with respect to nominations for the Board and screens candidates considered for election to the Board. In this capacity, the Committee concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors and evaluates prospective nominees identified by the Corporate Governance and Nominating Committee or referred by other Board members, management, shareholders or external sources.

In November 2011, the Board of Directors reapproved a written Charter for the Corporate Governance and Nominating Committee which is available in the Investor Relations section of our website www.middlesexwater.com under Corporate Governance. All of the members of the Corporate Governance and Nominating Committee have been determined by the Board to be independent directors as defined in the listing standards of NASDAQ.

Corporate Governance and Nominating Committee Process for Identifying and Evaluating Director Candidates

The Corporate Governance and Nominating Committee periodically identifies director nominees based primarily on recommendations from management, Board members, shareholders and other sources. The Committee recommends to the board nominees that are independent of management and satisfy SEC and NASDAQ requirements and possess qualities such as personal and professional integrity, sound business judgment, and utility, technical or financial expertise. The Committee also considers age and diversity (broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics) in making its recommendations for nominees to the full Board. Although the Committee has the authority to retain assistance in identifying and evaluating prospective candidates for nomination and election to the Board, the Committee does not currently employ an executive search firm or pay a fee to any other third party to locate qualified candidates for director positions.

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Pension Committee

The Pension Committee held four meetings during 2011. The Pension Committee reviews investment policies and determines recommended investment objectives for the Company’s Pension and Retiree Plans. The Committee also reviews the performance of the Company’s 401(k) Plan Administrator and reviews options offered in the Company’s 401(k) plan. The Committee meets quarterly with the Company’s outside Investment Managers. In January 2012, the Board of Directors reapproved a written Charter for the Pension Committee which is available in the Investor Relations section of our website www.middlesexwater.com under Corporate Governance.

Ad Hoc Pricing Committee

The ad hoc Pricing Committee did not meet in 2011. The ad hoc Pricing Committee meets, as needed, to review financial matters including, but not limited to, the pricing and issuance of common stock and corporate bonds. No written Charter for the Ad Hoc Pricing Committee exists at this time.

Board and Committee Self Evaluation

The Board evaluates its performance regularly in a Self Assessment Questionnaire which is reviewed by the Corporate Governance and Nominating Committee. The Board conducts such evaluations annually.

Board’s Role in Risk Oversight

The Board of Directors is made aware of risks to the Company through an ongoing Risk Management Program which is designed to identify, evaluate and control loss exposures that could affect the Company business, employees, and customers.

The goals of the Risk Management Program include the effective prevention, control and minimization of the adverse effects of known and predictable events through a centralized program; the building of a risk awareness culture; the development of a program that is transparent and ultimately anticipates and prevents problems before they occur. Risk categories focus on the brand and reputation of the Company; the health and safety of the Company’s employees, and the business operations of the enterprise. Potential risks as well as the corrective action and risk mitigation strategies are reviewed at the Executive Officer level. Risks and their associated mitigation strategies that require Boardlevel awareness are routinely reported to the Board of Directors.

Shareholder Proposals

In order to be eligible for inclusion in our proxy materials for our 2012 Annual Meeting of Shareholders, any shareholder proposal must have been received by the Secretary of the Company, 1500 Ronson Road, Iselin, New Jersey 08830 no later than December 12, 2011. No shareholder proposals were received by the Company for the 2012 Annual Meeting.

Advance Notice of Business to be Conducted at an Annual Meeting of Shareholders

For business to be properly brought before an annual meeting by a shareholder, the business must be an appropriate matter to be voted by the shareholders at an Annual Meeting and the shareholder must have given proper and timely notice in writing to the Secretary of the Company at 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 088300452.

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and reasons for conducting such business at the Annual Meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.

Director Candidate Recommendations and Nominations by Shareholders

The Corporate Governance and Nominating Committee will consider shareholders’ recommendations for nominees for election to the Board of Directors. Shareholder nominees will be evaluated under the same standards as nominees recommended by management or the nonmanagement members of the board. Nominations must be accompanied by the written consent of any such person to serve if nominated and elected and by biographical material to permit evaluation of the individual recommended, including appropriate references. Recommendations should be sent to Middlesex Water Company, Office of the Corporate Secretary, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452; or sent via the Internet to the following email address: kquinn@middlesexwater.com. In order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2013 Annual Meeting of Shareholders, nominations for Director must be received by the Company by the close of business on December 12, 2012. The Company did not receive any recommendations from any shareholders in connection with the 2012 Annual Meeting.

Code of Business Conduct

The Board of Directors has adopted a Code of Conduct that applies to all of our Directors, Officers and employees. This Code covers all areas of professional conduct, as well as strict adherence to all laws and regulations applicable to the conduct of our business. In addition, the Company has established an internal hotline where Code of Conduct violations may be reported.

The Company’s Code of Conduct as well as the charters for the Audit, Compensation, Corporate Governance and Nominating, and Pension Committees are available on our website www.middlesexwater.com under the heading Investor Relations – (Corporate Governance). The foregoing information is available in print to any shareholder who requests it. Requests should be addressed to Kenneth J. Quinn, Vice President, General Counsel, Secretary and Treasurer, Middlesex Water Company, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 088300452.

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DIRECTOR COMPENSATION

For 2011, Middlesex Water Company paid each of the Board members who are not employed by the Company (“outside Directors”) an annual retainer of $12,000 through May 31, 2011. As a result of a study regarding director compensation conducted by Steven Hall & Partners, effective June 1, 2011, the annual retainer of $12,000 was increased to $15,000 per annum. Additionally, the common stock retainer increased from $3,000 per year to $15,000 per year effective June 1, 2011. Mr. Doll, current Chairman, receives no retainer.

The Board meeting fees for outside Directors in the amount of $900 per Director for each Board meeting attended were eliminated effective June 1, 2011. In May 2011, Mr. Doll, who was an “inside Director” since he was employed by the Company, voluntarily relinquished his right to receive Board meeting fees going forward. Up to that time, he had received a Board meeting fee of $400 per meeting.

The Board committee meeting fees for outside Directors amounted to $750 per Director for each Board committee meeting attended. In the event that a Special Board or a Special Committee meeting via teleconference were to be held, the meeting fees for outside Directors are $400 and $200 per meeting, respectively.

Additionally, the Committee Chair fees were also increased effective June 1, 2011. Each Committee Chairperson is paid an annual fee which is generally paid in October of each year as follows: the Audit Committee Chairperson retainer was increased from $2,500 to $7,500; the Compensation Committee Chairperson retainer was increased from $2,000 to $5,000; all other Committee Chairperson retainers were increased from $1,500 to $2,500. Lastly, the Lead Director will now receive a retainer fee of $5,000 payable annually at the same time as the Committee Chair fees are paid.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Non qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James Cosgrove, Jr.	20,500	10,000	n/a	n/a	n/a	—	30,500
John C. Cutting	44,050	10,000	n/a	n/a	n/a	—	54,050
Steven M. Klein	37,000	10,000	n/a	n/a	n/a	—	47,000
Amy B. Mansue	24,100	10,000	n/a	n/a	n/a	—	34,100
John R. Middleton, M.D.	28,750	10,000	n/a	n/a	n/a	—	38,750
Walter G. Reinhard	29,750	10,000	n/a	n/a	n/a	—	39,750
Jeffries Shein	38,750	10,000	n/a	n/a	n/a	—	48,750
J. Richard Tompkins(1)	7,450	1,250	n/a	n/a	n/a	—	8,700

(1) Mr. Tompkins retired as a director in May 2011. Note: Dennis W. Doll, who is also a director, does not appear on this table since his director compensation appears in the “All Other Compensation” column of the Summary Compensation Table.

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SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 26, 2012, beneficial ownership of Middlesex Water Company Common Stock by the elected Directors, Executive Officers named in the table appearing under Executive Compensation, and all elected Directors and Executive Officers as a group. All Directors own stock in Middlesex Water Company. Jeffries Shein owned 1.93% of the shares outstanding as of March 26, 2012. All other individual elected Directors and Executive Officers owned less than 1% of the shares outstanding on March 26, 2012.

	Amount and Nature
	of Beneficial
Name	Ownership(1)
Directors
James Cosgrove, Jr.	538
John C. Cutting	37,548
Steven H. Klein	1,315
Amy B. Mansue	938
John R. Middleton, M.D.	8,878
Walter G. Reinhard	4,451
Jeffries Shein	302,692
J. Richard Tompkins*	31,769

Named Executive Officers
Dennis W. Doll	32,957
James P. Garrett	7,878
A. Bruce O Connor	36,400
Kenneth J. Quinn	8,569
Richard M. Risoldi	17,799
All elected Directors and Executive Officers as a group including those named above	512,465	**

* Mr. Tompkins is no longer a Director of the Company, and the shares reported reflect his holdings as of December 31, 2011.

* *3.26% of the shares outstanding on March 26, 2012.

(1) Beneficial owner has the sole power to vote and dispose of such shares.

Section 16(A) Beneficial Ownership Reporting Compliance

Under Section 16 of the Securities Exchange Act of 1934, officers and directors, and certain beneficial owners of the Company’s equity securities are required to file reports of ownership and changes in ownership with the SEC on specified due dates.

Based solely on a review of the copies of these reports furnished to us, we believe that all filing requirements applicable to such officers and directors (we are not aware of any five percent holder) were complied with during fiscal year 2011.

Other Security Holders

The following table sets forth as of March 26, 2012, certain information with respect to the beneficial ownership of shares of Common Stock by each person or group we know to beneficially own more than five percent of the outstanding shares of such stock.

Name and Address of Beneficial Owners	Number of Shares		Percent of Class
BlackRock Fund Advisors	969,530	(1)	6.2%
400 Howard Street
San Francisco, CA 94105

The Vanguard Group, Inc.	837,370	(2)	5.4%
100 Vanguard Blvd
Malvern, PA 19355

(1) This information is based on a Schedule 13G filed with the SEC on December 31, 2011 by BlackRock Fund Advisors.

(2) This information is based on a Schedule 13G filed with the SEC on December 31, 2011 by The Vanguard Group, Inc.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of four independent directors, one of whom is designated by the Board as the Audit Committee Financial Expert, as defined by the Securities and Exchange Commission. The Committee for the year 2011, was comprised of: Steven M. Klein, John C. Cutting, Amy B. Mansue and, John R. Middleton, M.D. Mr. Klein was appointed Audit Committee Chair and designated as the Audit Committee Financial Expert. The Audit Committee operates under a written Charter adopted by the Board of Directors which is reviewed and adopted annually by the Committee and the Board of Directors. The Charter is available on the Company’s website at www.middlesexwater.com.

Management is responsible for the Company’s financial statements and internal controls. The Company’s independent accountants, ParenteBeard LLC, are responsible for performing an independent audit of the Company’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) (United States) and for issuing a report thereon. The Committee’s responsibility is to oversee the quality and integrity of the Company’s accounting, auditing and financial reporting practices.

In this context, in addition, the Committee has met with the independent accountants without management present. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated audited financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed pursuant to PCAOB AU 380 (Communications with Audit Committee) which included, among other things:

•	The initial selection of, as well as changes in, significant accounting policies or their application;
•	The process used by management in formulating accounting estimates and the basis for the auditors conclusions regarding the reasonableness of these estimates;
•	Critical accounting policies;
•	Methods used to account for significant transactions;
•	Disagreements, if any, with management over the application of accounting principles;
•	Audit adjustments; and
•	Disclosures in the financial statements.

The independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants the firm’s independence with respect to Middlesex Water Company and its management. The Committee has the sole authority to pre-approve permitted non-audit services performed by the independent accountants and has considered whether the independent accountants provision of non-audit services to the Company is compatible with maintaining their independence.

Based on the Committee’s discussions with management and the independent accountants, the Committee’s review of the audited financial statements, the representations of management regarding the audited financial statements and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The Committee also discussed with management the process used for the establishment and maintenance of disclosure controls and procedures in quarterly and annual reports which is required by the Securities and Exchange Commission (SEC) and the Sarbanes-Oxley Act of 2002, for certain of the Company’s filings with the SEC.

Audit Committee Steven M. Klein, Chairman John C. Cutting Amy B. Mansue John R. Middleton, M.D.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The shares represented by the proxies will be voted for ratification of the appointment by the Audit Committee of ParenteBeard LLC as our independent registered public accounting firm, to issue a report to the Board of Directors and shareholders on our financial statements for the fiscal year ending December 31, 2012.

Although submission of the appointment of an independent registered public accounting firm to shareholders for ratification is not required by law or regulation, the Board is submitting the selection of an independent registered public accounting firm for shareholder ratification. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. Representatives of ParenteBeard LLC are expected to be present at the Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions.

The affirmative vote of a majority of the votes cast by shareholders in person or represented by proxy, at the Annual Meeting is required for the approval of this Proposal. The Board has not determined what action it would take if the shareholders do not approve the selection of ParenteBeard LLC, but may reconsider the selection if the shareholders action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the year if it determines that such a change would be in the Company’s best interests and in the best interests of shareholders.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE

FOR THE RATIFICATION OF THE APPOINTMENT OF PARENTEBEARD LLC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

ParenteBeard LLC has been approved and appointed by the Audit Committee as the Company s independent registered public accounting firm. Aggregate fees billed to the Company for the years ending December 31, 2011 and 2010 by ParenteBeard LLC are as follows:

	Year Ended December 31,
	2011	2010
Audit Fees {a}	$330,481	$379,630
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	331,732	379,630
Tax Fees {b}	20,785	20,000
All Other Fees	—	—
Total Fees	$351,266	$399,630

{a}	Audit fees were incurred for audits of the financial statements and internal control over financial reporting of the Company, an audit of the financial statements of a subsidiary of the Company, and reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q. In addition, the above audit fees include fees incurred for certain financing transactions as well as assistance with and review of documents filed with the SEC.
{b}	Tax fees were incurred for the preparation of the Company’s tax returns.

The Audit Committee has established pre-approval policies and procedures for all audit and non-audit services to be performed by ParenteBeard LLC. The Audit Committee approves 100% of the services related to Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees in excess of $5,000.

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EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the section entitled Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement. The members of the Compensation Committee are: Jeffries Shein, Lead Director, who serves as Chair; Steven M. Klein, Amy B. Mansue, and John R. Middleton, M.D.

COMPENSATION DISCUSSION AND ANALYSIS

Persons Covered. This discussion and analysis addresses compensation for 2011 of the following executive officers: Dennis W. Doll, President and Chief Executive Officer; A. Bruce O Connor, Vice President and Chief Financial Officer; Richard M. Risoldi, Vice President Operations and Chief Operating Officer; Kenneth J. Quinn, Vice President General Counsel and Corporate Secretary and Treasurer; and James P. Garrett, Vice President Human Resources. Mr. Garrett retired from the Company effective March 1, 2012. These executives are referred to in this discussion as the Named Executive Officers.

Executive Summary. A primary objective of our executive compensation program is to align the interests of our senior leadership with those of our customers and shareholders. The key components of the Company’s compensation program are designed, augmented and modified, as appropriate, to ensure we attract and retain qualified executive talent, and appropriately reward performance. We strive to create a compensation program that provides adequate balance between shorter and longer-term performance. Our 2011 compensation program included further migration toward competitively benchmarked: 1) base salaries, 2) incentive compensation and 3) total compensation. The Company remains committed to a disciplined and balanced approach to meeting the short and long-term needs of its customers, shareholders and employees. This compensation philosophy is consistent with the Company’s overall approach to risk management. The Company s formal risk management program seeks to mitigate, transfer or eliminate risk while simultaneously, maximizing opportunity for shareholders. The Company’s compensation program seeks to achieve an appropriate balance among all these objectives and therefore, does not encourage or reward inappropriate risk-taking.

Role of the Compensation Committee. The Compensation Committee of the Board of Directors is responsible for making recommendations to the full Board of Directors with respect to the compensation of the Named Executive Officers. As part of these duties, the Committee administers the Company’s equity-based incentive compensation plan and conducts an annual performance review of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews the performance of the other Named Executive Officers. The Board of Directors has ultimate authority to determine the compensation of all Named Executive Officers.

The Compensation Committee has a formal charter that describes the Committee’s scope of authority and its duties. The Compensation Committee consists of four Directors, all of whom are independent as set forth in the listing requirements for NASDAQ Global Select securities. The Corporate Governance and Nominating Committee of the Board of Directors evaluates the independence of Committee members at least annually, using the standards contained in the NASDAQ Global Select listing requirements. This evaluation, and the determination that each member of the Committee is independent, was made most recently in February 2012.

Role of Executives in Compensation Committee Activities. The executive officers who serve as a resource to the Compensation Committee are the Chief Executive Officer and the Vice President-Human Resources. These executives provide the Compensation Committee with input regarding market-based compensation philosophy, processes and restricted stock awards for eligible employees other than Named Executive Officers. This communication assists in the design and alignment of incentive programs for eligible employees throughout the Company. In addition to providing factual information such as company-wide performance on relevant measures, these executives articulate management’s views on current compensation

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programs and processes, recommend relevant performance measures to be used for future evaluations and otherwise supply information to assist the Compensation Committee. The Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers. The Compensation Committee communicates directly with third-party consultants, providing third-party consultants with Company-specific data and information. Certain portions of such information may be provided by the Vice President-Human Resources or the Chief Executive Officer, in assisting in the evaluation of the estimated effect on the Company’s financial statements regarding any proposed changes to the various components of compensation.

Executives participate in Committee activities purely in an informational and advisory capacity and have no vote in the Committee s decision-making process. The Chief Executive Officer and Vice President-Human Resources do not attend those portions of Compensation Committee meetings during which their performance is evaluated or their compensation is determined. No executive officer other than the Chief Executive Officer attends those portions of Compensation Committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is determined. In addition, the Compensation Committee meets in executive session as it considers appropriate.

Use of Consultants. The Compensation Committee periodically engages qualified independent compensation consultants to assist it in the compensation process for Named Executive Officers. The consultants are retained by, and report directly to, the Compensation Committee. The Chairman of the Compensation Committee serves as the primary contact with outside compensation consultants. The Compensation Committee places no restrictions on consultants within the scope of contracted services and such consultants are not engaged by management for any purpose. The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies both inside and outside the Company’s comparator group. The consultants also provide proxy statement and survey data, and assist in assembling relevant comparator groups. In addition, the consultants also assist in establishing benchmarks for base salary and incentives from the comparator group proxy statement and survey data.

In determining compensation for the Named Executive Officers in 2011, the Committee relied on data from a comprehensive study presented in January 2011, performed by Steven Hall & Partners.

Compensation Objectives and Philosophy. The overall objectives of the Company’s compensation program are to retain, motivate, and reward employees (including the Named Executive Officers) for short and long-term performance, and to provide competitive compensation to attract and retain appropriate executive talent to the Company. The methods used to achieve these goals for Named Executive Officers are influenced by the compensation and employment practices of our peers and competitors within the relevant comparator group, and elsewhere in the marketplace. Other considerations include each Named Executive Officer’s individual performance in achieving both financial and non-financial corporate objectives.

Our compensation program is designed to reward the Named Executive Officers based on their level of assigned manage- ment responsibilities, individual experience and performance levels and their knowledge and management of the Company’s operations. The creation of long-term value is highly dependent on the development and effective execution by our Named Executive Officers of our business strategy.

Factors that influence the design of our executive compensation program include, among other things, the items listed below:

•	We operate primarily in a highly regulated utility industry, with regard to the environment, service levels to our customers and the rates for utility services that are charged to our customers. We value industry-specific experience that promotes safe, proper and reliable utility services for our customers.
•	We value our executives ability to appropriately balance the short- and long-term needs of our customers, our employees and our shareholders. We seek to not only provide safe, proper and reliable utility services on a current basis for our customers, but we also plan and execute strategies that ensure the sustainability of critical utility services into the future. In addition, we simultaneously seek to provide financial returns for our shareholders that appropriately reflect the risks and opportunities that are inherent in meeting the short- and long-term needs of our customers, and that are inherent in the provision of our utility services.
•	We value our executives ability to attract, retain and continually develop a workforce that ensures critical technical and management skills are maintained in sufficient quantity and quality.

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Our 2011 compensation program for Named Executive Officers included three key components. The first component is base salary. The second is an equity-based long-term incentive plan in the form of restricted common stock and the third is certain benefits and perquisites at levels that are competitive in the marketplace and appropriate for the roles of the Named Executive Officers.

Assembling the Components of Compensation. The Compensation Committee analyzes the level and relative mix of executive compensation by component (e.g., base salary, incentives, and benefits) and in the aggregate. The Chief Executive Officer provides recommendations to the Committee relating to compensation to be paid to the Named Executive Officers other than himself. Based on this analysis, the Compensation Committee reviews, challenges and recommends each Named Executive Officer’s compensation, subject to approval by the full Board of Directors.

When evaluating the components comprising total compensation, the Compensation Committee considers among other things, general market practices and the alignment of incentive awards with strategic objectives and Company operational and financial performance. The Compensation Committee seeks to create appropriate incentives without encouraging behaviors that result in inappropriate risk. These components are periodically evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements and from market survey data.

As a result of the competitive executive compensation marketplace assessment report delivered in January 2011 by Steven Hall & Partners, the Compensation Committee developed an implementation plan to bring executive compensation levels more in line with market levels over a two-year period. In April 2011, 60% of the proposed change was made, with the remaining 40%, anticipated in 2011 to be made in April 2012.

Base Salary. Base salary is designed to provide a reasonable level of predictable income commensurate with market standards of the position held, adjusted for specific job responsibilities assigned, individual experience and demonstrated performance. Named Executive Officers are eligible for periodic adjustments to their base salary based on these factors. The Compensation Committee reviews and recommends to the Board of Directors any base salary changes for Named Executive Officers, including the Chief Executive Officer.

The Compensation Committee generally seeks to undertake a comprehensive review of the executive compensation program approximately every three years. The Compensation Committee has generally established the 50th percentile of peer proxy and survey data as the targeted base compensation level, with adjustments made upwards or downwards for each Named Executive Officer’s specific experience, responsibilities and performance, estimated value in the marketplace and the Committee’s view of each Named Executive Officers role in the future success of the Company.

Incentives. The Company does not have any formal plan or program that provides for cash or other form of short-term incentive compensation for Named Executive Officers. The Company does have a long-term incentive plan in the form of restricted Company common stock (the Restricted Stock Plan). Awards under this plan are considered on an annual basis and based on the achievement of certain goals in the preceding calendar year. To the extent any awards may be made under the Restricted Stock Plan, such awards are typically made as of October 1st based upon performance in the prior calendar year. The value of the restricted shares is determined as of the date vesting occurs, generally five years beyond the date of issue. There is no provision in the Restricted Stock Plan that specifically addresses re-pricing or cash buyouts relative to restricted stock awards, and such practices have never been employed.

The Restricted Stock Plan is designed to compensate the Named Executive Officers for executing specific financial and non-financial elements of our business plan. The target award is comprised of a single corporate financial goal, in addition to one or more individual non-financial performance goals. The financial corporate goal for 2011 was budgeted Income Before Income Taxes. The corporate financial goal comprised 60% of the target award for Named Executive Officers other than the President and Chief Executive Officer, whose corporate financial goal comprised 80% of his target award. The remaining portion of the target award for all Named Executive Officers is based upon the level of achievement of the individual non-financial performance goals. The non-financial individual performance goals are intended to motivate the Named Executive Officers to implement operational, technical, management and other initiatives that benefit the company’s customers, shareholders and employees, and which require effort above and beyond what would normally be required as part of the Named Executive Officer’s base job responsibilities.

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The Compensation Committee evaluates the reasonableness and likelihood of attaining designated incentive goals in an effort to ensure that such targets appropriately reward performance, but do not encourage inappropriate risk taking or compromises in the quality of service to the Company’s customers. Actual performance during the applicable measurement period may exceed or fall short of the targets resulting in the Named Executive Officer receiving an annual incentive award that is above or below the initial targeted level. Annual incentive awards granted in prior years are not taken into account by the Compensation Committee in the process of setting performance targets, or in evaluating achievements, for the current year. Incentive-based awards made in 2012 and forward, are subject to the Company’s clawback policy, as may be amended from time to time. Such policy requires that incentive-based awards are subject to return to the Company, in whole or in part, if a financial statement restatement occurs within the three calendar years prior to an award, and such restatement effectively negates the achievement of financial targets that precipitated such prior award.

In evaluating actual performance as compared to the established corporate financial goal, the Compensation Committee may, at its discretion, exclude individual items that are either additive or deductive which are considered non-recurring in nature. Such items are generally presumed to be infrequent. In addition, the Compensation Committee may increase or decrease a Restricted Stock award based upon additional consideration of a Named Executive Officer’s performance or achievements.

In 2011, the Compensation Committee evaluated achievement of the corporate financial goal for 2010. The Compensation Committee evaluated actual 2010 Income Before Income Taxes and determined that there were no non-recurring items in 2010 that should be considered in the determination of the level of achievement of the 2010 corporate financial goal. Based on the Company’s reported 2010 Income Before Income Taxes, the Compensation Committee determined that threshold financial performance was met in 2010 and awards were made to the Named Executive Officers related to the 2010 corporate financial goal. Detailed explanation of the factors contributing to 2010 financial performance were articulated in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2010 Annual Report to Shareholders. Separately, the Compensation Committee also evaluated the level of achievement of the personal performance goals relative to the contribution to the various customer-related, strategic, competitive, operational and management objectives referenced above.

Broad-based Benefits. We also provide to our Named Executive Officers certain benefits available to all qualifying employees of the Company, as well as fringe benefits and perquisites, not generally available to all employees of the Company. The following summarizes the significant broad-based benefits in which the Named Executive Officers were eligible to participate in 2011:

•	A defined benefit pension plan
•	A defined contribution 401(k) retirement plan
•	Medical insurance coverage (all employees share in the cost of such coverage)
•	Disability insurance coverage
•	Group life insurance coverage (premiums associated with coverage above $50,000 are reported as taxable income to all eligible employees per Internal Revenue Service regulations)

Executive Benefits and Perquisites. In addition to the benefits described above, the Named Executive Officers received the following fringe benefits and perquisites in 2011:

•	Use of a company-owned vehicle. The cost of operation and maintenance of such vehicles is borne by the Company. The value of any personal use of such vehicle is reported as taxable income to the executive
•	Use of a company-owned cellular telephone generally for business purposes
•	Group life insurance coverage of 1.5x base salary (amount in excess of coverage generally available to all employees, for which premiums are reported as taxable income to the executive)
•	Supplemental Executive Retirement Plan

The Compensation Committee reviews the other components of executive compensation (benefits and executive perquisites) on an annual basis. Changes to the level or types of benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the Compensation Committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not necessarily with reference to a particular Named Executive Officer’s compensation. Decisions about these components of compensation are made without reference to the Named Executive Officers salary and annual cash incentives, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.

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Stock Ownership Requirements. Prior to 2012, the Company did not have formal stock ownership requirements for Named Executive Officers. Based upon the results of the above-referenced executive compensation study, a formal beneficial stock ownership requirement of 3.0 times base salary has been established for the CEO, intended to be achieved within five years. As of December 31, 2011, the CEO achieved a beneficial stock ownership level of 1.5 times base salary through a combination of personal purchases of stock on the open market and awards of restricted stock. A beneficial stock ownership requirement of 1.5 times base salary has been established for the Chief Operating Officer and Chief Financial Officer. A beneficial stock ownership requirement of 1.0 times base salary has been established for all other Named Executive Officers.

Employment Agreements. The Company does not have any employment agreements with any of the Named Executive Officers.

Supplemental Executive Retirement Plan (SERP). The Company’s seven Executive Officers, which includes the five Named Executive Officers, are eligible to participate in a non-qualified Supplemental Executive Retirement Plan (SERP) at the discretion of the Board of Directors. A participant, who retires on their normal retirement date, as defined in the SERP, is entitled to an annual retirement benefit of up to 75% of compensation, generally reduced by the primary social security benefit, and further reduced by any benefit payable from the Company’s qualified defined benefit pension plan. Further reductions are made for certain retirement benefits from prior employment, where such benefits have accrued. The maximum annual retirement benefit to which three of the seven Executive Officers may be entitled is 50% of compensation. Based on the provisions of the plan, Mr. Garrett will not receive any retirement benefit from the Middlesex Water Company SERP. Offsetting amounts related to Social Security and other benefit plans are calculated similarly for all Named Executive Officers. Generally, a participant is vested at ten (10) years of service in the case of retirement, and in the event of a Change in Control, as described further herein. A participant’s right to receive benefits under the SERP generally commences upon retirement or death, and in connection with a Change in Control, upon termination under the circumstances described in the SERP.

Annual benefits are generally payable upon achieving normal retirement, as defined in the SERP, for fifteen (15) years, either to the participant or the participant’s spousal beneficiary. Retirement benefits may also be in the form of a single life annuity, joint and 50% survivor’s annuity, joint and 100% survivor’s annuity, single life annuity with a ten (10) year certain period or single life annuity with a fifteen (15) year certain period, paid on an actuarial equivalent basis.

The Company is not obligated to set aside or earmark any monies or other assets specifically for the purpose of funding the SERP, except that upon a Change in Control, the Company would be obligated to make contributions to a trust anticipated to be sufficient to meet the obligations under the SERP. Absent a Change in Control, benefits are in the form of an unfunded general obligation of the Company.

Exceptions to Usual Procedures. The Compensation Committee may recommend to the full Board of Directors that they approve the payment of special cash compensation to one or more Named Executive Officers, in addition to payments approved during the annual compensation-setting cycle. The Committee may make such a recommendation if it believes it would be appropriate to reward one or more Named Executive Officers in recognition of contributions to a particular project or ititiative, or in response to customer, competitive or other factors that were not addressed during the recurring annual compensation-setting cycle or, that may have changed since the annual compensation-setting cycle. The Compensation Committee did not make any such recommendation related to any Named Executive Officers during 2011.

The Committee may also make off-cycle compensation decisions and recommendations when a current employee is promoted to Executive Officer status, or an Executive Officer is hired. The Committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.

Compensation Committee Jeffries Shein, Chairman Steven M. Klein Amy B. Mansue John R. Middleton, M.D.

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SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	(1) Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	(2) Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	(3) All other Compensation ($)	Total ($)
Dennis W. Doll,	2011	411,965	n/a	64,723	n/a	n/a	576,287	26,830	1,072,169
Chairman, President and	2010	377,565	n/a	-	n/a	n/a	216,959	28,643	623,167
Chief Executive Officer	2009	370,200	n/a	47,204	n/a	n/a	14,998	26,744	459,146
A. Bruce O’Connor,	2011	234,566	n/a	36,044	n/a	n/a	345,574	18,692	634,877
Vice President and	2010	216,734	n/a	7,972	n/a	n/a	194,293	18,007	437,006
Chief Financial Officer	2009	212,500	n/a	28,694	n/a	n/a	27,571	16,854	285,619
Richard M. Risoldi	2011	231,099	n/a	31,717	n/a	n/a	349,843	20,069	632,728
Vice President-Operations and	2010	203,279	n/a	3,969	n/a	n/a	135,110	17,367	359,725
Chief Operating Officer	2009	176,300	n/a	26,442	n/a	n/a	30,844	16,333	249,919
Kenneth J. Quinn,	2011	184,129	n/a	22,485	n/a	n/a	230,686	19,186	456,486
Vice President, General Counsel,	2010	165,238	n/a	7,296	n/a	n/a	172,219	18,793	363,546
Secretary and Treasurer	2009	162,000	n/a	24,297	n/a	n/a	25,026	17,963	229,286
James P. Garrett	2011	170,214	n/a	22,485	n/a	n/a	103,784	23,723	320,207
Vice President –	2010	165,245	n/a	7,296	n/a	n/a	56,281	18,815	247,637
Human Resources	2009	159,927	n/a	20,837	n/a	n/a	40,049	18,076	238,889

(1) The amounts in this column reflect the value of Restricted Stock Plan awards in the applicable year. These awards generally do not vest to the participants until the expiration of five years from the date of such award. During such five-year period, the participants have contingent ownership of such shares, including the right to vote the same and to receive dividends thereon.

(2) The change in the amount of this noncash item from 2010 to 2011 is driven primarily by a change in the discount rate applied to calculate the present value of future pension payments and a change to a mortality table used in the actuarial calculation of accumulated pension benefits. The discount rate changed from 5.48% in 2010 to 4.37% in 2011. The Company does not have any nonqualified deferred compensation plans or related earnings.

(3) The detail of “All Other Compensation” recognized for the benefit of the Named Executive Officers is set forth on Schedule A, as supplemental information to the Summary Compensation Table.

SCHEDULE - A
SUMMARY - ALL OTHER COMPENSATION
		Dividends on Restricted Stock	Personal Automobile Use	(4) Group Term Life Insurance Premiums	(5) Board Fees	(4) 401(K) - Employer Match	Club Dues	Spouse Travel	Total - All Other Compensation
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)
Dennis W. Doll,	2011	7,518	3,682	3,252	2,450	8,583	--	1,345	26,830
Chairman, President and	2010	6,911	3,149	2,990	5,300	8,575	--	1,718	28,643
Chief Executive Officer	2009	5,206	3,116	2,928	5,700	8,575	--	1,219	26,744
A. Bruce O’Connor	2011	5,026	3,293	1,794	--	8,156	--	423	18,692
Vice President and	2010	5,353	2,576	1,658	--	7,617	--	803	18,007
Chief Financial Officer	2009	5,145	2,621	1,622	--	7,466	--	--	16,854
Richard M. Risoldi,	2011	4,354	5,936	3,287	--	6,492	--	--	20,069
Vice President – Operations	2010	4,685	4,589	1,547	--	6,546	--	--	17,367
and Chief Operating Officer	2009	4,225	4,589	1,322	--	6,197	--	--	16,333
Kenneth J. Quinn,	2011	3,877	5,406	3,957	--	5,946	--	--	19,186
VP, General Counsel,	2010	4,072	5,406	3,532	--	5,783	--	--	18,793
Secretary and Treasurer	2009	3,634	5,206	3,453	--	5,670	--	--	17,963
James P. Garrett	2011	3,807	7,645	7,007	--	5,264	--	--	23,723
Vice President –	2010	4,030	6,086	3,532	--	5,167	--	--	18,815
Human Resources	2009	3,555	5,956	3,404	--	5,161	--	--	18,076

 (4) The benefits available to the Named Executive Officers under these programs are also available to all other employees of the Company.

(5) In May, 2011, Mr. Doll proposed to the Board that he should no longer receive fees for attendance at either the Middlesex or Delaware Board meetings. This proposal was approved effective immediately, and the listed Board fees represent the amount of fees received by Mr. Doll through April 2011.

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GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Equity Incentive Plan Awards			All Other Stock Awards: Number of	All Other Option Awards: Number of Securities	Exercise or Base Price of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum (#)	Shares or Units (#)	Underlying Options (#)	Option Awards ($/Sh)
Dennis W. Doll	10/1/2011	n/a	n/a	n/a	n/a	n/a	n/a	3,816*	n/a	n/a
A. Bruce O'Connor	10/1/2011	n/a	n/a	n/a	n/a	n/a	n/a	2,124	n/a	n/a
Richard M. Risoldi	10/1/2011	n/a	n/a	n/a	n/a	n/a	n/a	1,869	n/a	n/a
Kenneth J. Quinn	10/1/2011	n/a	n/a	n/a	n/a	n/a	n/a	1,325	n/a	n/a
James P. Garrett	10/1/2011	n/a	n/a	n/a	n/a	n/a	n/a	1,325	n/a	n/a

 * Includes 452 shares of common stock issued 2/9/2011 with a grant date of 10/1/2010.

OUTSTANDING EQUITY AWARDS
	Option Awards					Stock Awards
									Equity Incentive
			Equity			Number	Market	Equity Incentive	Plan Awards:
	Number of	Number of	Incentive			of	Value	Plan Awards:	Market or Payout
	Securities	Securities	Plan Awards:			Shares or	of Shares or	Number Of	Value of Unearned
	Underlying	Underlying	Number of Securities			Units of	Units of Stock	Unearned Shares,	Shares, Units or
	Unexercised	Unexercised	Underlying	Option	Option	Stock That	That Have	Units or Other	Other Rights
	Options (#)	Options (#)	Unexercised	Exercise	Expiration	Have Not	Not	Rights That	That Have Not
	Exercisable	Unexercisable	Earned Options	Price	Date	Vested	Vested	Have Not Vested	Vested

Name	(#)	(#)	(#)	($)		(#)	($)	(#)	($)
Dennis W. Doll	n/a	n/a	n/a	n/a	n/a	11,657	217,520	n/a	n/a
A. Bruce O'Connor	n/a	n/a	n/a	n/a	n/a	7,515	140,230	n/a	n/a
Richard M. Risoldi	n/a	n/a	n/a	n/a	n/a	6,369	118,846	n/a	n/a
Kenneth J. Quinn	n/a	n/a	n/a	n/a	n/a	5,536	103,302	n/a	n/a
James P. Garrett	n/a	n/a	n/a	n/a	n/a	5,328	99,420	n/a	n/a

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dennis W. Doll	n/a	n/a	1,500	25,455
A. Bruce O’Connor	n/a	n/a	1,250	21,212
Richard M. Risoldi	n/a	n/a	1,300	22,061
Kenneth J. Quinn	n/a	n/a	1,000	16,970
James P. Garrett	n/a	n/a	1,150	19,515

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PENSION BENEFITS
Name	Plan	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dennis W. Doll	MWC Qualified Plan	7	$204,135	--
	MWC SERP	7	$1,290,066	--
A. Bruce O'Connor	MWC Qualified Plan	22	$655,602	--
	MWC SERP	22	$239,239	--
Richard M. Risoldi	MWC Qualified Plan	22	$588,449	--
	MWC SERP	22	$268,003	--
Kenneth J. Quinn	MWC Qualified Plan	10	$339,885	--
	MWC SERP	10	$383,028	--
James P. Garrett	MWC Qualified Plan	9	$308,785	--
	MWC SERP	9	--	--

All employees, hired before April 1, 2007, including the Named Executive Officers, who receive pay for a minimum of 1,000 hours during the year, are included in the Company's Qualified Defined Benefit Pension Plan (Qualified Plan).* Under the noncontributory Qualified Plan, current service costs are funded annually as allowed under Internal Revenue Service guidelines. The Company's annual contribution is determined on an actuarial basis. Benefits are measured from the member’s entry date and accrue to normal retirement date or date of early retirement. Benefits are calculated, at normal retirement, at 1.25% of pay up to the employee's Social Security benefit integration level, plus 1.9% of such excess pay, multiplied by anticipated total year of service to normal retirement date, capped at 35 years of such excess pay, multiplied by years of service achieved and not to exceed number of years of service achieved at normal retirement date of age 65. Average pay is the highest annual average of total pay during any 5 consecutive years within the 10 calendaryear period prior to normal retirement date. The benefit amounts are not subject to any deduction for Social Security benefits or other offset amounts. The benefits under the Supplemental Executive Retirement Plan are described on page 22 of this Proxy Statement.

Kenneth J. Quinn is eligible to receive early retirement benefits under the Qualified Plan only in the event of his retirement. If he elected to receive early retirement benefits, such benefits would be at a reduced level as defined under the Qualified Plan for any eligible employee who elects early retirement. No other Named Executive Officer has reached the minimum age and service requirements to receive early retirement benefits under the Qualified Plan. No Named Executive Officer has reached the minimum age and service requirements to receive early retirement benefits under the SERP. No lump sum payment of accumulated retirement benefits is provided under the Qualified Plan or the SERP.

*Employees hired after March 31, 2007 are not eligible to participate in the Qualified Plan, but do participate in a defined contribution plan that provides an annual contribution at the discretion of the Company based upon a percentage of the participants’ compensation.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

The Company has Change in Control Agreements with the Named Executive Officers and other Executive Officers of the Company. These agreements generally provide that if the executive is terminated by the Company, other than for death, disability, retirement, cause (as defined in the agreement), or if the executive resigns for Good Reason (as defined in the agreement) within three (3) years after a Change In Control of the Company as defined in the agreement, the executive is entitled to receive, (a) a lump sum severance payment equal to three (3) times the executive’s average annual total compensation as defined under the Change In Control Agreement for the five (5) years prior to the termination; (b) continued coverage for three (3) years under any health or welfare plan in which the executive and the executive’s dependents were participating; and

(c) an additional amount equal to the amount of federal Excise Tax, if any, that is due or determined to be due resulting from the severance payments or any other payments under the agreement. The Company has no nonChangeinControl severance arrangements. The Company does not gross up for any other federal or state tax under any other agreement or plan. The benefits under any health or welfare benefit plan could end earlier than three (3) years from the date of termination and would end on the earlier of (i) the date the executive becomes covered by a new employer’s health and welfare benefit plan, or (ii) the date the executive becomes covered by Medicare. Also, coverage for the executive’s dependents could end earlier than any of these dates if required by the health or welfare benefit plan due to age eligibility.

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In addition to the benefits to be paid to the executive as noted above, on or before the third anniversary of the Change in Control, the Company shall pay the executive any deferred compensation, including, but not limited to, deferred bonuses allocated or credited to the executive as of the date of termination. Also, any outstanding restricted stock grants awarded to the executive under the Company’s stock plans, which are not vested on termination, shall immediately vest.

A Change in Control may also lead to the payment of benefits to the Named Executive Officers and other Executive Officers, who are participants under the Company’s Supplemental Executive Retirement Plan. Under the SERP, if an executive leaves the Company’s employ, under the terms of a Change In Control agreement within five years of the Change In Control under any of the following circumstances: (a) the executive’s employment with the Company is terminated by the Company other than for cause; (b) the nature and scope of the executive’s duties or activities with the Company or its successor are reduced to a level significantly below that which the executive had enjoyed immediately prior to the Change in Control; or

(c) the executive’s base salary is reduced; or (d) if the Change in Control is preceded by the Company terminating the executive’s employment with the Company without cause during the six month period prior to the occurrence of the Change in Control, the executive shall be entitled to receive an annual retirement benefit equal to 75% of the executive’s Compensation (and in some cases, 50% of Compensation) reduced by certain other benefits as more particularly set forth in the SERP. Such annual retirement benefits shall commence within sixty days after the later of (a) the executive’s Normal Retirement Date, or (b) the executive’s retirement or termination of employment with the Company or its successor. Unless the executive elects and receives approval of an alternative form of payment under the SERP, the executive shall receive the annual retirement benefit each year for fifteen years payable in monthly installments.

Notwithstanding the foregoing, if an executive leaves the Company’s employ under the terms of a Change In Control agreement and within the time frame and for the reasons discussed above, then, at the executive’s sole option, the executive may elect to receive a reduced benefit equal to 75% of the executive’s Compensation (and in some cases, 50% of Compensation) reduced by certain other benefits as prorated as set forth in the SERP. The following table indicates the potential value the Named Executive Officers would receive in connection with termination by the Company within three years after a Change in Control of the Company. All scenarios use December 31, 2011, the last business day of the Company’s last completed fiscal year, as the date for the triggering event set forth in the schedule. Additionally, the potential values to each of the Named Executive Officers also include the present value of accumulated benefits under the SERP assuming that each Named Executive Officer made an election to receive such benefits within sixty days after the executive terminates employment with the Company or its successor.

Name	Compensation paid during calendar year 2011 (using definition of “Compensation” under the Agreement)	Termination Before Third Anniversary (1)
Dennis W. Doll	$416,043	$3,135,510
A. Bruce O’Connor	$248,076	$1,377,517
Richard M. Risoldi	$221,781	$1,286,291
Kenneth J. Quinn	$191,494	$1,272,195
James P. Garrett	$185,849	$864,117

(1) Compensation and other benefits paid following termination on or before the third anniversary of the Change in Control.

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PROPOSAL 3

NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In the 2011 Proxy, shareholders were asked to provide a non-binding advisory vote as to the frequency (every one, two or three years) of the non-binding shareholder vote to approve the compensation of the Company’s named executives. Vote results, which were consistent with the Board’s recommendation, indicated that a majority of votes cast were cast in favor of conducting the advisory vote on executive compensation on an annual basis.

The compensation of our Named Executive Officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 18-26 of this Proxy Statement.

The Compensation Committee of the Board of Directors is responsible for making recommendations to the full Board of Directors with respect to the compensation of the Named Executive Officers, including the Chief Executive Officer. As part of these duties, the Committee administers the Company’s equity-based incentive compensation plan and conducts an annual performance review of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews the performance of the other Named Executive Officers. The Board of Directors has ultimate authority to determine the compensation of all Named Executive Officers, including the Chief Executive Officer.

The overall objectives of the Company’s compensation program are to retain, motivate, and reward employees and officers (including the Named Executive Officers) for short- and long-term performance, and to provide competitive compensation to attract appropriate talent to the Company. The methods used to achieve these goals for Named Executive Officers are influenced by the compensation and employment practices of our peers and competitors within the utilities industry, and elsewhere in the marketplace, for executive talent. Other considerations include each Named Executive Officer’s individual performance in achieving both financial and non-financial corporate goals.

Based on its review of the total compensation of our Named Executive Officers for fiscal year 2011, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the objective of aligning compensation with performance measures directly related to our financial goals and creation of shareholder value without encouraging Named Executive Officers to take unnecessary or excessive risks.

The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative provide a comprehensive review of Named Executive Officer compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal, the approval of which is included as Proposal 3 in this Proxy Statement. This advisory vote is typically referred to as a “say-on-pay” vote.

For the reasons stated above, the Board is requesting your non-binding approval of the following resolution: “Resolved, that the compensation of Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 18-26 of this Proxy Statement, is approved.”

Your vote on this proposal will be non-binding and the Board and will not be construed as overruling a decision by the Board. Your vote will not create or imply any change to fiduciary duties or create or imply any additional fiduciary duties for the Board. However, the Board values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

 THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE NON-BINDING ADVISORY PROPOSAL APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

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OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the Annual Meeting and has no reason to believe any will be presented for consideration at the Meeting. If, however, other matters properly do come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote in their discretion on such matters.

Electronic Access of Proxy Materials and Annual Reports

Our Proxy Statement and Annual Report are available on the Investor Relations section of our website at www.middlesexwater.com and the following website www.proxyvote.com. Paper copies of these documents may be requested by contacting our Corporate Secretary in writing at the Office of the Corporate Secretary, Middlesex Water Company, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission. Additional copies of the 2011 Annual Report on Form 10-K filed by the Company, including the financial statements and schedules, but without exhibits, can be mailed without charge to any shareholders. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits.

Householding of Annual Meeting Materials

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding” reduces the volume of duplicate information you received and reduces our expenses. Once given, a shareholder’s consent will remain in effect until he or she revokes it by notifying our Corporate Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our Corporate Secretary in writing at Office of the Corporate Secretary, Middlesex Water Company, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single Proxy Statement and Annual Report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our Corporate Secretary as described above. Beneficial owners with the same address who receive more than one Proxy Statement and Annual Report on Form 10-K may request delivery of a single Proxy Statement and Annual Report on Form 10-K by contacting our Corporate Secretary as described above.

Minutes of 2011 Annual Meeting of Shareholders

The minutes of the 2011 Annual Meeting of Shareholders will be submitted at the Meeting for the correction of any errors or omissions but not for the approval of the matters referred to therein.

By Order of the Board of Directors,

KENNETH J. QUINN Vice President, General Counsel, Secretary and Treasurer

Iselin, New Jersey

April 10, 2012

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1500 Ronson Road

Iselin, New Jersey 08830-0452

732-634-1500

www.middlesexwater.com

DIRECTIONS TO MIDDLESEX WATER COMPANY

FROM GARDEN STATE PARKWAY (NORTH OR SOUTH): Take Exit 131A to fourth traffic light. Turn right onto Middlesex-Essex Turnpike and proceed (about 1/2 mile) to third traffic light (Gill Lane). Turn right and go (about 1 mile) under railroad underpass and make right onto Ronson Road. Proceed past three large mirror-sided office buildings on the right. At the sign, make a right into Middlesex Water Company.

FROM NEW JERSEY TURNPIKE (NORTH OR SOUTH): Take Exit 11 onto the Garden State Parkway North and follow above directions.

FROM US ROUTE NO. 1 (NORTH OR SOUTH): Proceed to the Woodbridge Center area and follow signs to Gill Lane.

When on Gill Lane, make left turn onto Ronson Road and follow above directions.

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 22, 2012

MIDDLESEX WATER COMPANY

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 26, 2012
Date: May 22, 2012 **Time:** 11:00 AM EDT
Location: Middlesex Water Company
1500 Ronson Road
Iselin, NJ 08830

BARCODE

MIDDLESEX WATER COMPANY
1500 RONSON ROAD
ISELIN, NJ 08830

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
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You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 08, 2012 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

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Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
   Nominees

01 John C. Cutting 02 Dennis W. Doll

The Board of Directors recommends you vote FOR proposals 2 and 3.

3 To approve, by non-binding vote, the compensation of our named executive officers.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Broadridge Internal Use Only
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Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000135960_4 R1.0.0.11699

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

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MIDDLESEX WATER COMPANY

1500 RONSON ROAD
ISELIN, NJ 08830

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
	CONTROL # → 000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 John C. Cutting 02 Dennis W. Doll

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	To ratify the appointment by the Audit Committee of ParenteBeard LLC as our independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐
3	To approve, by non-binding vote, the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

MIDDLESEX WATER COMPANY
Annual Meeting of Shareholders
May 22, 2012
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Steven M. Klein and Walter G. Reinhard, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Middlesex Water Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Time on May 22, 2012, at Middlesex Water Company, 1500 Ronson Road, Iselin, NJ 08830, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND FOR THE APPROVAL, BY NON-BINDING VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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